At Recon Annual Shareholders Meeting, CEO Says Developments In FY 2014 Help Set The Stage For The Company's Long Term Growth

BEIJING, July 1, 2014 /PRNewswire/ -- In his address in Beijing at the Annual Meeting of Shareholders of Recon Technology, Ltd. (NASDAQ: RCON) ("Recon" or the "Company"), a leading independent oilfield services provider operating primarily in China, Chairman and CEO Mr. Yin Shenping said that while it is too early to make specific predictions about full year bottom line results for the fiscal year ending June 30, 2014, the Company already has exceeded prior year sales in the first nine months of the fiscal year.

Mr. Yin added, "Even more important in the fiscal 2013-2014 time frame has been the expansion and increased acceptance of our products by some of the largest companies in China's oil and gas industry." He stated further, "Ten years from today shareholders looking back at fiscal years 2013 and 2014 will see them as the launching point for what by then we believe will be a significantly larger, more dynamic company."

Recent Developments Buoy Optimism

Mr. Yin pointed to several recent developments that buoyed his optimism about the future, including the Company's solid performance in a slower economy, recognition by the Chinese government of the financial system reforms needed to achieve long term economic growth, and the new focus on improving the environment and safer drilling, while coal remains China's primary energy resource. He stated, "The combination of these factors point to continuing opportunities in China's oil and gas industry and for our Company in particular."

Faster Growth Possible

Noting the size and stature the Company has achieved in the industry, Mr. Yin said, "we believe we may be on the cusp of new degrees of faster growth and expansion," and he said that this may come from geographic expansion, growth via cooperation agreements and/or acquisitions, and thirdly, expansion to new segments of the energy industry.

A transcript of Mr. Yin's speech is available on the Recon website (see below).

Preliminary Shareholder Voting Results

  Shareholders elected Mr. Zhao Shudong as a Class I member of the Board of Directors
  Shareholders voted to ratify Friedman LLP as the Company's fiscal 2014 independent registered public accounting firm
  Shareholders approved on an advisory basis executive officer compensation as described in the proxy statement
  Shareholders approved on an advisory basis the frequency of advisory votes on executive compensation as described in the proxy statement

About Recon

Recon Technology, Ltd. is China's first independent oil and gas field service company listed on NASDAQ (RCON). Recon has achieved rapid growth supplying China's largest oil and gas exploration companies, including Sinopec and China National Petroleum Corporation, with advanced automated technologies, efficient gathering and transportation equipment and reservoir stimulation measures closely working with leading global partners such as Baker Hughes. The solutions Recon provides are aimed at increasing gas and petroleum extraction levels, reducing impurities and lowering production costs. For additional information, please visit www.recon.cn.

Safe Harbor

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission.

All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

Liu Jia
Recon Technology, Ltd.
+86 (10) 84945799
info@recon.cn

U.S. Investors
DGI Investor Relations
Ken Donenfeld
kdonenfeld@dgiir.com
1-1-212-425-5700